                                  EXHIBIT 99.1

                                  PRESS RELEASE


The following is the text of a press release issued by Signatures Inns, Inc. on December 8, 1998, relating to the amendment of its shareholder rights plan.

         Indianapolis, Indiana, December 8, 1998 -- Signature Inns, Inc. (Nasdaq: SGNS; SGNSP) announced that its Board of Directors amended its existing shareholder rights plan by adopting an amended and restated shareholder rights plan (the "Second Amended and Restated Rights Agreement"). The Second Amended and Restated Rights Agreement excludes from the definition of Acquiring Person any Person the Board of Directors determines to have inadvertently and in good faith become an Acquiring Person and who promptly thereafter divests themselves of a sufficient number of shares so as to no longer be an Acquiring Person. The Second Amended and Restated Rights Agreement also deletes the term Continuing Director, removes all references to the need for Continuing Director decision-making, and vests such decision-making in the Board of Directors.